Exhibit 99.1

Parks! America, Inc.

Reports First Quarter Fiscal 2026 Financial Results

Management to host conference call on Monday, February 9, 2026, at 4:30 PM ET

PINE MOUNTAIN, Georgia, February 6, 2026 — Parks! America, Inc. (OTCQX: PRKA), today announced its financial results for the first fiscal quarter ended December 28, 2025. The summary information in this press release should not be used as the sole basis for making investment decisions. We encourage shareholders to read our complete Form 10-Q, which has been posted on the Investor Info section of the Company’s website, www.parksamerica.com, for a complete view of the Company and its results.

Segment Financial Results for the 13 weeks ended December 28, 2025

The Company manages its operations on an individual park location basis. Financial information regarding each of the Company’s reportable segments is summarized in the tables below for the periods indicated.

	13 weeks Ended December 28, 2025
	Georgia Park	Missouri Park	Texas Park	Consolidated
Total revenue	$1,182,629	$357,551	$553,218	$2,093,398
Less significant expense categories (1):
Cost of animal food, merchandise and food	156,094	40,080	79,801	275,975
Other revenue driven costs (2)	23,345	7,216	11,588	42,149
Personnel costs (3)	342,440	183,709	147,148	673,297
Advertising and marketing	91,847	64,610	86,493	242,950
Other segment expenses (4)	257,050	95,258	98,992	451,300
Segment income (loss)	$311,853	$(33,322)	$129,196	$407,727

	13 weeks Ended December 29, 2024
	Georgia Park	Missouri Park	Texas Park	Consolidated
Total revenue	$1,110,718	$289,761	$369,979	$1,770,458
Less significant expense categories (1):
Cost of animal food, merchandise and food	131,243	44,207	76,212	251,662
Other revenue driven costs (2)	21,004	5,163	6,856	33,023
Personnel costs (3)	305,029	166,726	168,723	640,478
Advertising and marketing	40,449	32,102	51,345	123,896
Other segment expenses (4)	279,047	90,791	118,842	488,680
Segment income (loss)	$333,946	$(49,228)	$(51,999)	$232,719

(1)	The significant expense categories and amounts align with the segment -level information that is regularly provided to the CODM.
(2)	Other revenue driven costs include credit card fees and other revenue processing costs driven by sales volume.
(3)	Personnel costs include fixed and variable wages, benefits and employer taxes.
(4)	Other segment expenses include all other operating expenses, including animal expenses, park and vehicle maintenance costs, insurance, utilities, outside services, operating supplies and other miscellaneous expenses.

The table below presents a reconciliation of reportable Consolidated segment income to Income (loss) before income taxes:

	13 weeks ended
	December 28, 2025	December 29, 2024
Consolidated segment income	$407,727	$232,719
Less:
Unallocated corporate expenses (1)	218,320	270,352
Depreciation and amortization	211,081	208,548
Other operating (income), net	(2,791)	(52)
Contested proxy and related matters, net	—	(567,157)
Other (income), net	(22,074)	(13,382)
Interest expense	48,752	57,469
(Loss) income before income taxes	$(45,561)	$276,941

(1)	Unallocated corporate expenses include corporate personnel costs, director fees and compensation, directors and officers insurance, computer software and services, professional fees and public company related expenses.

Additional Segment Data

	For the 13 weeks ended
	December 28, 2025	December 29, 2024
Depreciation and amortization:
Georgia Park	$102,720	$89,416
Missouri Park	50,170	53,778
Texas Park	57,776	64,940
Corporate	415	414
Total depreciation and amortization	$211,081	$208,548

	For the 13 weeks ended
	December 28, 2025	December 29, 2024
Capital expenditures:
Georgia Park	$256,711	$495,776
Missouri Park	22,184	7,900
Texas Park	25,958	97,800
Total capital expenditures	$304,853	$601,476

	As of
	December 28, 2025	September 28, 2025
Total assets:
Georgia Park	$7,538,721	$8,043,972
Missouri Park	3,179,266	3,299,882
Texas Park	8,089,496	8,135,982
Corporate	401,034	19,606
Total assets	$19,208,517	$19,499,442

Total cash & short-term investments:
Georgia Park	$1,222,386	$1,920,827
Missouri Park	806,825	888,745
Texas Park	1,128,025	1,053,298
Corporate	264,737	14,524
Total cash & short-term investments	$3,421,972	$3,877,394

Total assets less cash & short-term investments:
Georgia Park	$6,316,335	$6,123,145
Missouri Park	2,372,441	2,411,137
Texas Park	6,961,471	7,082,684
Corporate	136,297	5,082
Total assets less cash & short-term investments	$15,786,545	$15,622,048

Conference Call and Webcast Details

The Company will host a conference call to review its financial results for the first fiscal quarter ended December 28, 2025 on February 9, 2026, at 4:30 pm ET. The conference call will be webcast and can be accessed through the Investor Info section of the Company’s website, www.parksamerica.com.

Investors should email their questions to: invest@parksamerica.com. Please send your email questions as early as possible, and no later than 1 p.m. Eastern Time on Monday, February 9, 2026. We will take these email questions first and then live participants will be able to ask follow-up questions in the remaining time. A transcript of the call will be available on the Company’s website.

About Parks! America, Inc.

Parks! America, Inc. (OTCQX: PRKA), through its wholly owned subsidiaries, owns and operates three regional safari parks and is in the business of acquiring, developing and operating local and regional entertainment assets in the United States.

Additional information, including our Annual Report on Form 10-K for the fiscal year ended September 28, 2025, is available in the Investor Info section of the Company’s website, www.parksamerica.com.

Cautionary Note Regarding Forward Looking Statements

This news release may contain “forward-looking statements” within the meaning of U.S. securities laws. Forward-looking statements include statements concerning the Company’s future plans, business strategy, liquidity, capital expenditures, sources of revenue and other similar statements that are not historical in nature. You are cautioned not to place undue reliance on these forward-looking statements, which are based on the Company’s expectations as of the date of this news release and speak only as of the date hereof. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to differ significantly from those expressed or implied by such forward-looking statements. Readers are advised to consider the factors listed under the heading “Risk Factors” and the other information contained in the Company’s Annual Report on Form 10-K and other reports filed from time to time with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

Contact:

John Grau

InvestorCom

(203) 972-9300

info@investor-com.com